EXHIBIT 99.1

Contact:	For Media:	For Financials:
	John Oxford	Stuart Johnson
	Vice President	Senior Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1472
	joxford@renasant.com	stuartj@renasant.com

RENASANT CORPORATION ANNOUNCES 2010

FOURTH QUARTER AND YEAR END RESULTS

TUPELO, MISSISSIPPI (January 18, 2011) – Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced its earnings results for the 2010 fourth quarter and year end. For the fourth quarter of 2010, net income was $4,721,000 as compared to $4,031,000 for the fourth quarter of 2009. Basic and diluted earnings per share were $0.19 for the fourth quarter of 2010 and for the fourth quarter of 2009.

Net income for 2010 was $31,675,000 as compared to $18,518,000 for 2009. Basic and diluted earnings per share were $1.39 and $1.38, respectively, for 2010 compared to basic and diluted earnings per share of $0.88 and $0.87, respectively, for 2009.

Renasant Corporation highlights for the fourth quarter of 2010:

-	Grew net interest margin to 3.43% from 3.22% as compared to same period in 2009

-	Decreased non-performing loans, past due loans, charge-offs and non-performing assets on a linked quarter basis in our legacy markets (that is, those markets excluding the Company’s North Georgia markets)

-	Grew core deposits (non-time deposits) on a year over year and a linked quarter basis
-	Decreased noninterest expense on a linked quarter basis
-	Continued to decrease our exposure to residential construction and land development loans
-	Opened a new full service banking location in the Golden Triangle market of Columbus, Mississippi.

“Renasant found much success during the fourth quarter of 2010 as we experienced positive results from our strategic efforts to grow core deposits and increase margin while at the same time continuing to realize improving trends in our credit quality metrics,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw.

Total deposits grew to $3.47 billion at December 31, 2010 as compared to $3.42 billion at September 30, 2010 and $2.58 billion at December 31, 2009. The Company experienced strong core deposit growth in its legacy markets as evidenced by an increase of 28%. The Company’s cost of legacy deposits for the fourth quarter of 2010 was 1.25% as compared to 1.43% for the third quarter of 2010, and 1.67% for the fourth quarter of 2009.

“The increase in core deposits enhanced our ability to reduce our cost of funds as we were able to replace higher costing borrowings, public funds and certificates of deposit,” said McGraw.

Total loans were $2.52 billion at the end of 2010 as compared to $2.58 billion at the end of the third quarter of 2010 and $2.35 billion at December 31, 2009. Loans from the Company’s legacy markets were $2.18 billion at December 31, 2010 as compared to $2.22 billion at September 30, 2010. The decrease in total loans in our legacy markets during the fourth quarter of 2010 is a result of the Company’s continued efforts to reduce its exposure to construction and land development loans, which decreased by $144.4 million, or 34.8%, at December 31, 2010 as compared to the balance at December 31, 2009. Loans related to the Company’s acquisition of Crescent Bank & Trust covered under the FDIC loss share agreement were approximately $334 million.

Total assets as of December 31, 2010 were approximately $4.30 billion as compared to approximately $4.26 billion at September 30, 2010 and $3.64 billion for December 31, 2009.

Shareholders’ equity was $469.5 million at December 31, 2010 as compared to $410.1 million at December 31, 2009. The change in shareholders’ equity includes approximately $51.4 million in net proceeds related to the Company’s sale of its common stock in July, 2010.

As of December 31, 2010, the Company’s regulatory capital ratios were in excess of regulatory minimums required to be classified as “well-capitalized.” The Company’s Tier I leverage capital ratio was 8.97%, its Tier I risk-based capital ratio was 13.58%, and its total risk-based capital ratio was 14.83%.

Net interest income was $29,855,000 for the fourth quarter of 2010 as compared to $24,802,000 for the same period in 2009 and $27,117,000 on a linked quarter basis. Net interest income was $105,062,000 for 2010 as compared to $99,466,000 for 2009.

Net interest margin was 3.43% for the fourth quarter of 2010 as compared to 3.22% for the fourth quarter of 2009 and 3.12% on a linked quarter basis. For 2010, net interest margin was 3.26% as compared to 3.16% for 2009.

“In following management’s previously announced strategic plans of reducing deposit costs by changing our deposit mix to more core deposits, deploying excess cash, and paying off higher costing liabilities, we were able to increase margin by 31 basis points on a linked quarter basis,” said McGraw.

For the fourth quarter of 2010, noninterest income was $14,553,000 as compared to $13,419,000 for the fourth quarter of 2009 and $54,534,000 for the third quarter of 2010. Excluding the one time gain of $42,211,000 related to the acquisition of certain assets of Crescent Bank & Trust in the third quarter of 2010, noninterest income was $12,323,000 for the third quarter of 2010 and $53,704,000 for the year 2010. The Company experienced a linked quarter increase in noninterest income related to insurance, trust and mortgage operations and continues to focus on growing these key sources of revenue. Noninterest income was $95,915,000 for 2010 as compared to $57,558,000 for 2009.

Noninterest expense was $32,226,000 for the fourth quarter of 2010 as compared to $25,583,000 for the fourth quarter of 2009 and $39,571,000 on a linked quarter basis. Noninterest expense for 2010 was $123,619,000 as compared to $105,753,000 for 2009. The quarter over quarter and year over year increase in noninterest expense is primarily due to the Crescent acquisition. Excluding the one time items of $1,955,000 in merger expenses related to the Crescent acquisition and $2,785,000 related to a prepayment penalty on Federal Home Loan Bank borrowings incurred during the third quarter of 2010, noninterest expense was $34,831,000 for the third quarter of 2010 and $118,879,000 for the year ending 2010.

During the fourth quarter of 2010, net charge-offs as a percentage of average loans were 0.80% as compared to 0.83% for the same period in 2009 and 1.18% on a linked quarter basis. Net charge-offs as a percentage of average loans for the year ending December 31, 2010, were 1.00% as compared to 0.91% for 2009.

The Company recorded a provision for loan losses of $30,665,000 and $5,500,000 for the year and quarter ending December 31, 2010, respectively, as compared to $26,890,000 and $7,800,000 for the year and quarter ending December 31, 2009, respectively. The provision for loan losses for the third quarter of 2010 was $11,500,000.

The loans acquired in the Crescent acquisition were recorded at fair value which have been written-down to reflect estimated credit deterioration. Therefore, in accordance with generally accepted accounting principles, the Company did not assign any further allowance for loan losses to these acquired loans. Excluding the Crescent loans, the allowance for loan losses as a percentage of total loans not covered under the FDIC loss sharing agreement was 2.07% at December 31, 2010, as compared to 1.67% for December 31, 2009 and 2.02% on a linked quarter basis.

Within our legacy markets, non-performing loans (loans 90 days or more past due and nonaccrual loans) were $53.9 million at December 31, 2010, as compared to $65.6 million at September 30, 2010 and $50.0 million at December 31, 2009. Excluding the Crescent loans, non-performing loans as a percentage of total loans were 2.46% at December 31, 2010, as compared to 2.94% at September 30, 2010 and 2.13% as of December 31, 2009. Loans 30-to-89 days past due as a percentage of total loans in the Company’s legacy markets decreased to .99% at December 31, 2010 from 1.06% at September 30, 2010 and 1.02% at December 31, 2009. Non-performing loans covered under the loss share agreement with the FDIC in our North Georgia markets were $82.4 million at December 31, 2010.

“Our credit administration team continues to reduce our exposure to construction and land development loans. Through these efforts, we reduced our charge-offs and provision for loan losses on a linked quarter basis,” stated McGraw. “In addition, it is worth noting that our non-performing loans are at their lowest level in a year.”

Also within our legacy markets, other real estate owned was $71.8 million at December 31, 2010 as compared to $62.9 million at September 30, 2010 and $58.6 million at December 31, 2009. The increase in other real estate owned continues to reflect the Company’s efforts to resolve problem loans by taking possession and managing the disposal of the underlying properties. The Company continues to aggressively market the property held in our other real estate owned as evidenced by the fact we sold approximately $28 million of other real estate owned during 2010 and $9.6 million during the fourth quarter of 2010. Other real estate owned covered under the loss share agreement with the FDIC was $54.72 million at December 31, 2010.

“This past year we added a total of 14 new locations through a combination of acquisition and de novo activity, grew our core deposit base, continued to decrease our exposure to construction and land development loans, and completed an equity raise,” commented McGraw. “Throughout 2010 we were able to continue to pay dividends to our shareholders and maintain our capital ratios in excess of regulatory “well capitalized” thresholds. In total, we believe these accomplishments, along with the integration of our North Georgia markets, our increase in net interest margin and our improving credit quality metrics have positioned us for a strong year going forward into 2011.”

CONFERENCE CALL INFORMATION:

A live audio webcast of a conference call with analysts will be available beginning at 10:00 a.m. Eastern time on Wednesday, January 19, 2011, through the Company’s website:

www.renasant.com. The event will be archived on the Company’s website for one year. If Internet access is unavailable, the conference may also be heard live (listen-only) via telephone by dialing 1-877-317-6789 in the United States and requesting the Renasant Corporation earnings call. International participants should dial 1-412-317-6789.

ABOUT RENASANT CORPORATION:

Renasant Corporation is the parent of Renasant Bank and Renasant Insurance. As of December 31, 2010, Renasant had assets of approximately $4.3 billion and operates over 75 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama and Georgia.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

###

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

									Q4 2010 - Q4 2009 Percent Variance	For the Year
	2010				2009					Ended December 31,
Statement of earnings	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2010	2009	Percent Variance

Interest income - taxable equivalent basis	$45,224	$44,770	$39,590	$40,900	$42,526	$43,820	$43,836	$44,988	6.34	$170,484	$175,170	(2.68)

Interest income	$43,817	$43,433	$38,381	$39,708	$41,331	$42,614	$42,709	$43,910	6.01	$165,339	$170,564	(3.06)
Interest expense	13,962	16,316	14,701	15,298	16,529	17,423	18,549	18,597	(15.53)	60,277	71,098	(15.22)

Net interest income	29,855	27,117	23,680	24,410	24,802	25,191	24,160	25,313	20.37	105,062	99,466	5.63

Provision for loan losses	5,500	11,500	7,000	6,665	7,800	7,350	6,700	5,040	(29.49)	30,665	26,890	14.04

Net interest income after provision	24,355	15,617	16,680	17,745	17,002	17,841	17,460	20,273	43.25	74,397	72,576	2.51

Service charges on deposit accounts	5,482	5,771	5,361	5,090	5,801	5,379	5,395	5,425	(5.50)	21,704	22,000	(1.35)
Fees and commissions on loans and deposits	4,184	3,654	3,409	3,721	3,554	3,961	4,424	4,682	17.73	14,968	16,621	(9.95)
Insurance commissions and fees	916	828	830	834	705	949	837	828	29.93	3,408	3,319	2.68
Trust revenue	626	562	632	584	559	501	488	491	11.99	2,404	2,039	17.90
Securities (losses) gains	—	(1,009)	2,049	(160)	123	—	1,123	427	(100.00)	880	1,673	(47.40)
Gain on sale of mortgage loans	2,127	1,774	994	1,329	1,665	1,832	2,293	1,776	27.75	6,224	7,566	(17.74)
Gain on acquisition	—	42,211	—	—	—	—	—	—	—	42,211	—	—
Other	1,218	743	1,069	1,086	1,012	1,331	864	1,133	20.36	4,116	4,340	(5.16)

Total non-interest income	14,553	54,534	14,344	12,484	13,419	13,953	15,424	14,762	8.45	95,915	57,558	66.64

Salaries and employee benefits	15,957	16,694	13,052	13,197	13,572	13,363	13,736	14,744	17.57	58,900	55,415	6.29
Occupancy and equipment	2,716	3,271	2,926	2,931	2,981	3,045	3,063	3,249	(8.89)	11,844	12,338	(4.00)
Data processing	1,665	1,703	1,580	1,426	1,407	1,439	1,430	1,329	18.34	6,374	5,605	13.72
Amortization of intangibles	523	505	470	476	482	489	494	501	8.51	1,974	1,966	0.41
Other	11,365	17,398	8,160	7,604	7,141	7,782	8,409	7,097	59.15	44,527	30,429	46.33

Total non-interest expense	32,226	39,571	26,188	25,634	25,583	26,118	27,132	26,920	25.97	123,619	105,753	16.89

Income before income taxes	6,682	30,580	4,836	4,595	4,838	5,676	5,752	8,115	38.11	46,693	24,381	91.51
Income taxes	1,961	11,029	1,040	988	807	1,451	1,496	2,109	143.00	15,018	5,863	156.15

Net income	$4,721	$19,551	$3,796	$3,607	$4,031	$4,225	$4,256	$6,006	17.12	$31,675	$18,518	71.05

Basic earnings per share	$0.19	$0.81	$0.18	$0.17	$0.19	$0.20	$0.20	$0.29	—	$1.39	$0.88	76.81
Diluted earnings per share	0.19	0.81	0.18	0.17	0.19	0.20	0.20	0.28	—	1.38	0.87	77.94

Average basic shares outstanding	25,042,137	24,098,629	21,088,942	21,082,991	21,078,873	21,075,879	21,073,228	21,067,539	18.80	22,842,502	21,073,916	8.39
Average diluted shares outstanding	25,177,394	24,208,642	21,224,836	21,208,934	21,217,841	21,213,839	21,193,560	21,188,397	18.66	22,976,088	21,211,672	8.32

Common shares outstanding	25,043,112	25,041,540	21,100,130	21,082,991	21,082,991	21,078,828	21,074,568	21,067,539	18.78	25,043,112	21,082,991	18.78
Cash dividend per common share	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	—	$0.68	$0.68	—

Performance ratios
Return on average shareholders’ equity	3.93%	16.64%	3.69%	3.55%	3.87%	4.12%	4.22%	6.04%		7.16%	4.56%
Return on average shareholders’ equity, excluding amortization expense	4.20%	16.91%	3.97%	3.84%	4.15%	4.41%	4.52%	6.35%		7.44%	4.86%
Return on average assets	0.44%	1.83%	0.42%	0.40%	0.44%	0.46%	0.46%	0.65%		0.80%	0.50%
Return on average assets, excluding amortization expense	0.47%	1.86%	0.45%	0.44%	0.47%	0.49%	0.49%	0.68%		0.83%	0.53%

Net interest margin (FTE)	3.43%	3.12%	3.15%	3.27%	3.22%	3.22%	3.04%	3.19%		3.26%	3.16%
Yield on earning assets (FTE)	4.97%	4.92%	5.02%	5.23%	5.26%	5.33%	5.27%	5.46%		5.04%	5.32%
Average earning assets to average assets	84.24%	84.78%	87.42%	87.28%	88.19%	88.73%	89.25%	88.85%		85.82%	88.82%
Average loans to average deposits	75.23%	76.41%	84.53%	88.47%	92.96%	94.22%	94.40%	99.13%		80.20%	95.15%

Noninterest income (less securities gains/losses) to average assets	1.35%	5.19%	1.36%	1.42%	1.45%	1.51%	1.53%	1.54%		2.41%	1.51%
Noninterest expense to average assets	2.98%	3.70%	2.90%	2.87%	2.79%	2.82%	2.91%	2.90%		3.13%	2.85%
Net overhead ratio	1.64%	-1.49%	1.54%	1.45%	1.34%	1.31%	1.38%	1.36%		0.72%	1.35%
Efficiency ratio (FTE)	70.34%	47.68%	66.75%	67.31%	64.91%	64.73%	66.65%	65.41%		59.97%	65.43%

*	Percent variance not meaningful

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2010				2009				Q4 2010 - Q4 2009	For the Year Ended December 31,
Average balances	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Percent Variance	2010	2009	Percent Variance
Total assets	$4,285,887	$4,246,566	$3,616,125	$3,621,361	$3,640,514	$3,675,592	$3,738,852	$3,763,245	17.73	$3,944,009	$3,704,350	6.47
Earning assets	3,610,526	3,600,033	3,161,214	3,160,620	3,210,554	3,261,527	3,337,103	3,343,699	12.46	3,384,856	3,290,356	2.87
Securities	785,613	729,789	734,690	697,913	719,298	703,976	701,894	696,068	9.22	737,256	702,689	4.92
Loans, net of unearned	2,576,721	2,533,567	2,304,663	2,354,443	2,397,195	2,465,298	2,542,021	2,587,436	7.49	2,442,761	2,497,377	(2.19)
Intangibles	192,123	192,447	190,639	190,881	191,591	192,078	192,568	193,067	0.28	191,867	192,321	(0.24)

Non-interest bearing deposits	$371,908	$351,449	$315,242	$310,726	$307,753	$297,390	$293,546	$299,265	20.85	$334,849	$299,465	11.82
Interest bearing deposits	3,053,382	2,929,739	2,387,175	2,332,741	2,247,854	2,286,184	2,342,788	2,250,324	35.84	2,683,017	2,281,793	17.58
Total deposits	3,425,290	3,281,188	2,702,417	2,643,467	2,555,607	2,583,574	2,636,334	2,549,589	34.03	3,017,866	2,581,258	16.91
Borrowed funds	318,873	438,047	468,196	530,654	632,689	647,919	662,387	815,548	(49.60)	438,140	689,020	(36.41)
Shareholders’ equity	476,449	466,109	412,959	412,132	413,773	406,779	404,456	403,229	15.15	442,311	406,178	8.90

Asset quality data
Assets not subject to loss share:
Nonaccrual loans	$46,662	$56,674	$53,868	$44,688	$39,454	$37,995	$55,217	$47,591	18.27	$46,662	$39,454	18.27
Loans 90 past due or more	7,196	8,923	10,794	9,916	10,571	10,661	10,284	19,789	(31.93)	7,196	10,571	(31.93)

Non-performing loans	53,858	65,597	64,662	54,604	50,025	48,656	65,501	67,380	7.66	53,858	50,025	7.66
Other real estate owned and repossessions	71,833	62,936	66,797	62,508	58,568	47,457	30,546	25,318	22.65	71,833	58,568	22.65

Non-performing assets	$125,691	$128,533	$131,459	$117,112	$108,593	$96,113	$96,047	$92,698	15.75	$125,691	$108,593	15.75

Assets subject to loss share:
Nonaccrual loans	$82,393	$67,135	$—	$—	$—	$—	$—	$—	—	$82,393	$—	—
Loans 90 past due or more	—	—	—	—	—	—	—	—	—	—	—	—

Non-performing loans subject to loss share	82,393	67,135	—	—	—	—	—	—	—	82,393	—	—
Other real estate owned and repossessions	54,715	49,286	—	—	—	—	—	—	—	54,715	—	—

Non-performing assets subject to loss share	$137,108	$116,421	$—	$—	$—	$—	$—	$—	—	$137,108	$—	—

Net loan charge-offs (recoveries)	$5,217	$7,514	$6,948	$4,716	$5,007	$6,962	$5,917	$4,764	4.19	$24,395	$22,650	7.70
Allowance for loan losses	45,415	45,132	41,146	41,094	39,145	36,352	35,964	35,181	16.02	45,415	39,145	16.02

Non-performing loans / total loans	2.46%	2.94%	2.86%	2.37%	2.13%	2.03%	2.65%	2.69%		2.46%	2.13%
Non-performing assets / total assets	2.92%	3.02%	3.66%	3.22%	2.98%	2.64%	2.59%	2.44%		2.92%	2.98%
Allowance for loan losses / total loans	2.07%	2.02%	1.82%	1.78%	1.67%	1.51%	1.46%	1.40%		2.07%	1.67%
Allowance for loan losses / non-performing loans	84.32%	68.80%	63.63%	75.26%	78.25%	74.71%	54.91%	52.21%		84.32%	78.25%
Annualized net loan charge-offs / average loans	0.80%	1.18%	1.21%	0.81%	0.83%	1.12%	0.93%	0.75%		1.00%	0.91%

Balances at period end
Total assets	$4,297,359	$4,256,253	$3,593,872	$3,641,709	$3,641,081	$3,642,657	$3,701,957	$3,795,217		$4,297,359	$3,641,081	18.02
Earning assets	3,298,049	3,248,437	3,156,451	3,200,159	3,173,039	3,188,554	3,236,615	3,368,962		3,298,049	3,173,039	3.94
Securities	834,472	745,486	721,640	741,207	714,164	738,204	684,723	709,950		834,472	714,164	16.85
Mortgage loans held for sale	27,704	25,639	21,261	16,597	25,749	24,091	49,565	55,194		27,704	25,749	7.59
Loans not subject to loss share	2,190,909	2,231,075	2,263,263	2,308,335	2,347,615	2,402,423	2,468,844	2,506,780		2,190,909	2,347,615	(6.68)
Loans subject to loss share	333,681	352,535	—	—	—	—	—	—		333,681	—	—
Intangibles	191,867	192,391	190,411	190,881	191,357	191,839	192,328	192,822		191,867	191,357	0.27

Non-interest bearing deposits	$368,798	$361,504	$313,309	$315,064	$304,962	$297,858	$292,129	$303,536		$368,798	$304,962	20.93
Interest bearing deposits	3,099,353	3,054,424	2,374,903	2,398,784	2,271,138	2,263,126	2,308,081	2,385,769		3,099,353	2,271,138	36.47
Total deposits	3,468,151	3,415,928	2,688,212	2,713,848	2,576,100	2,560,984	2,600,210	2,689,305		3,468,151	2,576,100	34.63
Borrowed funds	316,436	322,245	459,762	483,183	618,024	635,076	665,755	672,130		316,436	618,024	(48.80)
Shareholders’ equity	469,457	477,034	412,235	410,557	410,122	410,473	400,680	400,095		469,457	410,122	14.47

Market value per common share	$16.91	$15.21	$14.35	$16.18	$13.60	$14.85	$15.02	$12.56		$16.91	$13.60	24.34
Book value per common share	18.75	19.05	19.54	19.47	19.45	19.47	19.01	18.99		18.75	19.45	(3.63)
Tangible book value per common share	11.08	11.37	10.51	10.42	10.38	10.37	9.89	9.84		11.08	10.38	6.82
Shareholders’ equity to assets (actual)	10.92%	11.21%	11.47%	11.27%	11.26%	11.27%	10.82%	10.54%		10.92%	11.26%
Tangible capital ratio	6.76%	7.00%	6.52%	6.37%	6.34%	6.34%	5.94%	5.75%		6.76%	6.34%

Leverage ratio	8.97%	9.03%	8.78%	8.74%	8.68%	8.56%	8.37%	8.28%		8.97%	8.68%
Tier 1 risk-based capital ratio	13.58%	13.55%	11.42%	11.20%	11.12%	11.04%	10.92%	11.00%		13.58%	11.12%
Total risk-based capital ratio	14.83%	14.80%	12.67%	12.45%	12.37%	12.29%	12.17%	12.25%		14.83%	12.37%

*	Percent variance not meaningful

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2010				2009				For the Year Ended December 31,
Loans not subject to loss share by category	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	2010	2009	Percent Variance
Commercial, financial, agricultural	$244,355	$259,710	$273,356	$276,749	$281,329	$280,930	$292,177	$301,899	$244,355	$281,329	(13.14)
Lease financing	503	547	601	677	778	936	1,283	1,434	503	778	(35.35)
Real estate - construction	66,798	62,593	62,469	110,121	133,299	153,367	180,202	210,747	66,798	133,299	(49.89)
Real estate - 1-4 family mortgages	749,863	770,773	798,185	809,271	820,917	848,267	878,263	872,796	749,863	820,917	(8.66)
Real estate - commercial mortgages	1,065,271	1,072,484	1,071,876	1,055,102	1,040,589	1,048,135	1,054,169	1,055,537	1,065,271	1,040,589	2.37
Installment loans to individuals	64,119	64,968	56,776	56,415	70,703	70,788	62,750	64,367	64,119	70,703	(9.31)

Loans, net of unearned	$2,190,909	$2,231,075	$2,263,263	$2,308,335	$2,347,615	$2,402,423	$2,468,844	$2,506,780	$2,190,909	$2,347,615	(6.68)

Loans subject to loss share by category
Commercial, financial, agricultural	$20,921	$22,543	$—	$—	$—	$—	$—	$—	$20,921	$—	—
Lease financing	—	—	—	—	—	—	—	—	—	—	—
Real estate - construction	15,563	17,385	—	—	—	—	—	—	15,563	—	—
Real estate - 1-4 family mortgages	122,519	138,863	—	—	—	—	—	—	122,519	—	—
Real estate - commercial mortgages	174,572	172,145	—	—	—	—	—	—	174,572	—	—
Installment loans to individuals	106	1,599	—	—	—	—	—	—	106	—	—

Loans, net of unearned	$333,681	$352,535	$—	$—	$—	$—	$—	$—	$333,681	$—	—

*	Percent variance not meaningful